Filed Pursuant to Rule 433

Registration No. 333-132960

W&T Offshore, Inc.

$276,250,000

8,500,000 Shares

The following information, filed pursuant to Rule 433, supplements the Preliminary Prospectus Supplement, dated July 12, 2006, Registration Statement No. 333-132960.

Issuer:	W&T Offshore, Inc.

Symbol:	NYSE:WTI

Size:	$276,250,000

Shares offered:	8,500,000 shares of Common Stock

Greenshoe:	1,275,000 shares

Price to public:	$32.50

Trade date:	July 20, 2006

Closing date:	July 26, 2006

CUSIP:	92922P106

Underwriters:	Lehman Brothers Inc.
Jefferies & Company, Inc.
Morgan Stanley & Co. Incorporated
BMO Capital Markets Corp.
J.P. Morgan Securities Inc.
RBC Capital Markets Corporation
Raymond James & Associates, Inc.
Natexis Bleichroeder Inc.
SunTrust Capital Markets, Inc.
TD Securities (USA) LLC

A copy of the prospectus relating to this offering may be obtained by contacting Lehman Brothers Inc., c/o ADP Financial Services, Prospectus Fulfillment, 1155 Long Island Avenue, Edgewood, NY 11717 (Fax:(631) 254-7268) or by email at monica_castillo@adp.com; Jefferies & Company, Inc. at 520 Madison Ave., 12th Floor, New York, New York 10012, (212) 284-2011 or by e-mail at csmall@jefferies.com; Morgan Stanley & Co. Incorporated, 180 Varick Street, New York, New York 10014; Attention: Prospectus Department or by email at prospectus@morganstanley.com.